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                                                                     EXHIBIT 5.1


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                                                       BASS, BERRY & SIMS PLC
                                              A PROFESSIONAL LIMITED LIABILITY COMPANY
                                                          ATTORNEYS AT LAW
           KNOXVILLE OFFICE                                                                             DOWNTOWN OFFICE:
   900 SOUTH GAY STREET, SUITE 1700                          REPLY TO:                                   AMSOUTH CENTER
         KNOXVILLE, TN 37902                               AMSOUTH CENTER                       315 DEADERICK STREET, SUITE 2700
            (865) 521-6200                        315 DEADERICK STREET, SUITE 2700                  NASHVILLE, TN 37238-3001
                                                      NASHVILLE, TN 37238-3001                           (615) 742-6200
            MEMPHIS OFFICE                                 (615) 742-6200
      THE TOWER AT PEABODY PLACE                                                                       MUSIC ROW OFFICE:
     100 PEABODY PLACE, SUITE 950                        WWW.BASSBERRY.COM                            29 MUSIC SQUARE EAST
        MEMPHIS, TN 38103-2625                                                                      NASHVILLE, TN 37203-4322
            (901) 543-5900                                                                               (615) 255-6161
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                                December 22, 2004


First Acceptance Corporation
3813 Green Hills Village Drive
Nashville, Tennessee 37215

         Re: Registration Statement on Form S-8

Ladies and Gentlemen:

         We have acted as your counsel in the preparation of the Registration Statement on Form S-8 (the "Registration Statement") relating to the Registrant's Employee Stock Purchase Plan (the Plan") filed by you with the Securities and Exchange Commission covering an aggregate of 100,000 shares (the "Shares") of common stock, $0.01 par value, issuable pursuant to the Plan.

         In so acting we have examined and relied upon such records, documents, and other instruments as in our judgment are necessary or appropriate in order to express the opinions hereinafter set forth and have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies.

         Based on the foregoing, we are of the opinion that the Shares, when issued pursuant to and in accordance with the Plan, will be validly issued, fully paid, and non-assessable.

         We hereby consent to the use of this opinion as an exhibit to the Registration Statement.

                                                   Very truly yours,

                                                   /s/ Bass, Berry & Sims PLC